Exhibit 3.182

DEAN HELLER
Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of /s/ Dean Heller	Document Number 20060383882-00
Articles of Incorporation (PURSUANT TO NRS 78)	Dean Heller Secretary of State State of Nevada	Filing Date and Time 06/15/2006 4:17 PM
Entity Number E0450112006-7

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	HEI Holding Company One, Inc.

2.	Resident Agent Name and Street Address: (must be a Nevada Address where process may be served	CSC Services of Nevada, Inc.
Name
		502 East John Street	Carson City	,	NEVADA	89706
		Street Address	City	,		Zip Code
		Optional Mailing Address	City		State	Zip Code
3.	Shares: (number of shares corporation Authorized to issue)	Number of shares with par value:	Par Value: $		Number of shares without par value: 1,000

4.	Names & Addresses, Of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	Gary W. Loveman
Name
		One Caesars Palace Drive	Las Vegas	,	NV	89109
		Street Address	City		State	Zip Code
		2.	Charles L. Atwood
Name
		One Caesars Palace Drive	Las Vegas	,	NV	89109
		Street Address	City		State	Zip Code
		3.		,
Name

		Street Address	City		State	Zip Code
5.	Purpose: (Optional see Instructions)	The purpose of this Corporation shall be:

6.	Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Angela P. Winter		/s/ Angela P. Winter
		Name	Signature
		One Harrah’s Court	Las Vegas,		NV	89119
		Address	City		State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
		By: [ILLEGIBLE]	[ILLEGIBLE]
		Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.	[ILLEGIBLE]